CMLTI 2007-AR8

PRELIMINARY TERM SHEET
$[458,471,000] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-AR8
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor
Wells Fargo Bank, N.A. Originator
Wells Fargo Bank, N.A. Servicer
The following is a preliminary Term Sheet.  All terms and statements are subject to change.

  July 25, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	Brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com

Mortgage Finance
Peter Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citigroup.com
Ranie Guo	(212) 723-6557	Ranie.guo@citigroup.com

Analytics
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com
Hicham Fathi	(212) 723-6273	Hicham.fathi@citigroup.com

Term Sheet	Date Prepared: July 25, 2007
Citigroup Mortgage Loan Trust Inc.,
Mortgage Pass-through Certificates, Series 2007-AR8
Approximate Total Principal Amount Offered:  $[458,471,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Moody’s /Fitch)
2-A1A	436,616,000	[TBD]	[8/07 - 7/12]	Net WAC	24	Super Senior (Group 2) 5/1 Hybrid	AAA/Aaa/AAA
2-A1B	21,855,000	[TBD]	[8/07 - 7/12]	Net WAC	24	Senior Support (Group 2) 5/1 Hybrid	AAA/Aa1/AAA
2-AR	These classes will not be offered pursuant to this termsheet
2-B1
2-B2
2-B3
2-B4
2-B5
2-B6

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has two or more independent Groups of collateral:   Only the Group 2 Certificates supported by the Group 2 Mortgage Loans are offered pursuant to this term sheet.

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-AR8.

Offered Certificates:
Approximately $[458,471,000] variable-rate Class 2-A1A Certificates (the “Group 2 Super Senior Certificates”) and the Class 2-A1B Certificates (the “Group 2 Senior Support Certificates”), and together with the Group 2 Super Senior Certificates referred to as the “Group 2 Senior Certificates” or the “Class 2-A Certificates” will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (collectively referred to as the “Class 2-B Certificates” or the “Group 2 Subordinate Certificates”) and the Class 2-AR Certificates (the “Group 2 Residual Certificates”) will not be offered.

Cut-off Date:	July 1, 2007.

Settlement Date:	On or about July 31, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in August 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-AR8. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originator:                                   Wells Fargo Bank, N.A.

Servicer:                                       Wells Fargo Bank, N.A.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association

The Group 2 Mortgage
Loans:
The mortgage loans to be included in the trust for the benefit of the Offered Certificates will consist of approximately 798 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $480,325,740, subject to +/- 10% variance (the “Group 2 Mortgage Loans”).  The mortgage rates on the Group 2 Mortgage Loans are determined based on a 12-Month LIBOR or a 1-Year CMT index and have initial payment adjustments occurring five year after their respective first due dates.

Structure:	The Group 2 Structure is classified as Senior/Subordinate, shifting interest.

Pass-Through Rate:	The pass-through for the Offered Certificates and the Non-Offered Certificates will be the Net WAC Rate of the Group 2 Mortgage Loans.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate and any PMI fee if applicable.

Net WAC Rate:	The Net WAC Rate for the Group 2 Mortgage Loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the Group 2 Mortgage loans.

Credit Enhancement:
Credit enhancement for the Class 2-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 2-B Certificates will be subordinate to, and provide credit enhancement for, the Class 2-A Certificates. The Super Senior Certificates will also have additional credit enhancement from the Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (S&P Moody’s/Fitch)	Initial Subordination Percentage*
Class 2-A Certificates	AAA/Aaa/AAA	[4.55]% (+/- 50 bps)
*	Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 2 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees, prepayment penalties and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Group 2 Certificates, to the extent of available funds, will generally be made in the following order of priority:

1.	Distributions of interest to the holders of the Class 2-A Certificates, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;
2.	Payment of principal to the holders of the Class 2-A Certificates, each class’s allocable payment of principal distributable to the Group 2 Senior Certificates;
3.	From remaining available funds, as follows:
a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 2-B Certificates in order of their numerical class designations, beginning with the Class 2-B1, until each class of Class 2-B Certificates shall have received such interest; and

b.	to the Class 2-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 2-B Certificates.

Allocation of Losses:
Realized losses (other than fraud, hazard or bankruptcy losses in excess of the limits covered by subordination – referred to as “Excess Losses”) on the Group 2 Mortgage Loans will be allocated to the Class 2-B Certificates in order of their reverse numerical class designations, until the certificate principal balance of each class of Class 2-B Certificates has been reduced to zero. Thereafter, realized losses (other than Excess Losses) will be allocated as follow to the Class 2-A1B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 2-A1A Certificates.

Class                                                                                        Loss Protection
Group 2 Super Senior Certificates                                       [9.10%] (+/- 25bps)
Group 2 Senior Support Certificates                                   [4.55%] (+/- 25bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 2-A Certificates will be entitled to receive the Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected and the Class 2-B Certificates will be entitled to receive the Subordinate Percentage of such amounts.  The “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 2-A Certificates immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period.  The “Subordinate Percentage” on any Distribution Date will be 100% minus the Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 2-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the Group 2 Mortgage Loans through the Distribution Date in July 2014.  After such time the senior prepayment percentages for the Class 2-A Certificates will be the Senior Percentage of such principal plus a declining portion of the Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 2-B Certificates will be as follows:

August 2014 – July 2015	30% of their pro rata share
August 2015 – July 2016	40% of their pro rata share
August 2016 – July 2017	60% of their pro rata share
August 2017 – July 2018	80% of their pro rata share
August 2018 – and after	100% of their pro rata share

Provided that:

(i)	the aggregate principal balance of the Group 2 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 2-B Certificates as of that date; and
(ii)	the cumulative realized losses on the Group 2 Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the senior prepayment percentages with respect to the Class 2-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i)      if on any Distribution Date before the Distribution Date in August 2010, the aggregate subordinate percentage is equal to or greater than twice the initial aggregate subordinate percentage as of the Cut-Off Date and condition (i) of the preceding paragraph has been met, and cumulative losses <= 20% of initial subordinate balance, then the Class 2-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans; and

(ii)                 if on any Distribution Date on or after the Distribution Date in August 2010, the subordinate percentage is equal to or greater than twice the initial subordinate percentage as of the Cut-Off Date and condition (i) of the preceding paragraph has been met, and cumulative losses <= 30% of initial subordinate balance, then the Class 2-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 2 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 2-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 2 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class 2-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
August 2014 – July 2015	30%
August 2015 – July 2016	35%
August 2016 – July 2017	40%
August 2017 – July 2018	45%
August 2018 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Group 2 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 2 Mortgage Loans and such properties remaining in the trust have been reduced to less than 1% of the principal balance of the Group 2 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicers fail to do so, the Master Servicer will be required to make such advances. The Servicers and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the Originators, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 2-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 2-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 2-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 2-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2007-AR8” from the list provided.

Product Type	Group 2
Aggregate Principal Balance	$480,325,740.31
Average Loan Balance	$601,911.96
Number of Loans	798
WA Months to Roll	56
WA Remaining Term to Maturity (Months)	356
Gross WAC (%)	6.180%
WA Expense Fee (%)	0.250%
Net WAC (%)	5.930%
WA Initial Cap (%)	5.000%
WA Periodic Cap (%)	2.000%
WA Maximum Rate (%)	11.180%
Minimum Coupon (%)	4.750%
Maximum Coupon (%)	6.750%
Maximum Max Rate (%)	11.750%
WA Gross Margin (%)	2.556%
WA Net Margin (%)	2.306%
6-Month LIBOR Indexed (%)	0.00%
12-Month LIBOR Indexed (%)	39.03%
1-Year CMT Indexed (%)	60.97%
Non- Zero WA FICO	741
Interest Only (%)	93.15%
Cash Out Refinance (%)	18.87%
California (%)	53.31%
Primary Residence (%)	88.01%
Single Family and PUD (%)	81.28%
Largest Loan Balance	$2,700,000.00
WA Original LTV (%)	72.84%
WA Current LTV (%)	72.55%
Top Originators (%)	Wells Fargo 100.00%

Collateral Summary: Group 2
Collateral statistics for the Group 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	798
Aggregate Original Principal Balance:	$484,156,073.00	(+/-) 7%
Aggregate Current Principal Balance:	$480,325,740.31	(+/-) 7%
Average Original Loan Balance:	$606,711.87	Approx.
Average Current Loan Balance:	$601,911.96	Approx.
Percent of Interest Only Loans:	93.15%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	0.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.930%/6.180%	(+/-) 7 bps
GWAC Range:	4.750%/6.750%	Approx.
Index:
6-Month LIBOR	0.00%	Approx.
12-Month LIBOR	39.03%	Approx.
One-Year CMT	60.97%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	0.00%	(+/-) 7 bps
12-Month LIBOR	2.004%/2.254%	(+/-) 7 bps
One-Year CMT	2.500%/2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	0.00%	Approx.
Annually	100.00% 00%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	356	(+/-) 1 month
Wtd. Avg. Months to Roll:	56	(+/-) 1 month
Wtd. Avg. Next Change Date:	3/12/2012	Approx.
Wtd. Avg. Initial Cap:	5.000%	Approx.
Wtd. Avg. Periodic Cap:	2.000%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.307%/2.557%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.930%/11.180%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.84%	Approx.
Wtd. Avg. Combined LTV:	80.15%	Approx.
Percent with Simultaneous Second Lien:	52.66%	Approx
Percent Relocation Loans:	2.22%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	741	Approx.
Geographic Distribution: (>5%)
California	53.31%	Approx.
Florida	6.01%	Approx.
Originators: (>10%)
Wells Fargo	100.00%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1,574.21 - 25,000.00	1	1,574.21	0.00	6.375	808	35.87
25,000.01 - 50,000.00	1	50,000.00	0.01	6.375	726	66.67
100,000.01 - 125,000.00	1	124,166.67	0.03	6.375	778	79.97
125,000.01 - 150,000.00	1	144,000.00	0.03	6.500	705	80.00
150,000.01 - 175,000.00	12	1,957,254.04	0.41	6.144	736	73.16
175,000.01 - 200,000.00	16	2,972,669.05	0.62	6.128	733	79.33
200,000.01 - 225,000.00	9	1,956,375.00	0.41	6.263	730	79.93
225,000.01 - 250,000.00	12	2,864,461.80	0.60	6.193	733	64.76
250,000.01 - 275,000.00	9	2,375,526.69	0.49	6.163	717	76.52
275,000.01 - 300,000.00	10	2,877,384.42	0.60	6.046	731	81.99
300,000.01 - 333,700.00	10	3,181,064.04	0.66	6.225	719	76.47
333,700.01 - 350,000.00	5	1,704,636.75	0.35	6.174	726	84.47
350,000.01 - 400,000.00	18	6,718,858.29	1.40	6.223	722	68.55
400,000.01 - 500,000.00	217	100,300,991.44	20.88	6.141	738	76.12
500,000.01 - 600,000.00	200	109,820,438.41	22.86	6.196	739	76.29
600,000.01 - 700,000.00	119	76,885,172.41	16.01	6.192	737	73.94
700,000.01 - 800,000.00	38	28,517,672.89	5.94	6.236	754	72.26
800,000.01 - 900,000.00	25	21,230,416.11	4.42	6.261	745	71.77
900,000.01 - 1,000,000.00	46	44,707,951.07	9.31	6.127	735	66.87
1,000,000.01 - 1,500,000.00	31	40,482,683.09	8.43	6.189	754	64.78
1,500,000.01 - 2,000,000.00	15	26,607,443.93	5.54	6.110	753	66.65
2,000,000.01 - 2,500,000.00	1	2,145,000.00	0.45	6.500	759	65.00
2,500,000.01 - 2,700,000.00	1	2,700,000.00	0.56	6.625	794	62.79
Total	798	480,325,740.31	100.00	6.180	741	72.84
The average current balance, as of the cut-off date is approximately $601,912.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
50,000.00 - 75,000.00	1	50,000.00	0.01	6.375	726	66.67
100,000.01 - 125,000.00	1	124,166.67	0.03	6.375	778	79.97
125,000.01 - 150,000.00	1	144,000.00	0.03	6.500	705	80.00
150,000.01 - 175,000.00	12	1,957,254.04	0.41	6.144	736	73.16
175,000.01 - 200,000.00	16	2,972,669.05	0.62	6.128	733	79.33
200,000.01 - 225,000.00	9	1,956,375.00	0.41	6.263	730	79.93
225,000.01 - 250,000.00	11	2,617,612.42	0.54	6.175	735	64.02
250,000.01 - 275,000.00	10	2,622,376.07	0.55	6.183	717	76.14
275,000.01 - 300,000.00	10	2,583,773.23	0.54	6.166	727	82.19
300,000.01 - 333,700.00	10	3,146,265.47	0.66	6.107	718	79.89
333,700.01 - 350,000.00	5	1,686,649.31	0.35	6.147	730	78.06
350,000.01 - 400,000.00	17	6,305,487.81	1.31	6.323	722	70.15
400,000.01 - 500,000.00	215	99,316,310.73	20.68	6.144	738	76.03
500,000.01 - 600,000.00	201	110,184,916.77	22.94	6.190	738	76.33
600,000.01 - 700,000.00	119	76,699,542.30	15.97	6.190	737	74.05
700,000.01 - 800,000.00	38	28,517,672.89	5.94	6.236	754	72.26
800,000.01 - 900,000.00	23	19,562,999.30	4.07	6.230	746	72.99
900,000.01 - 1,000,000.00	49	46,933,567.88	9.77	6.143	736	66.53
1,000,000.01 - 1,500,000.00	32	39,991,657.44	8.33	6.197	753	64.64
1,500,000.01 - 2,000,000.00	16	28,107,443.93	5.85	6.104	756	66.77
2,000,000.01 - 2,500,000.00	1	2,145,000.00	0.45	6.500	759	65.00
2,500,000.01 - 2,700,000.00	1	2,700,000.00	0.56	6.625	794	62.79
Total	798	480,325,740.31	100.00	6.180	741	72.84
The average balance at origination is approximately $606,712.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
4.750 - 4.999	6	4,099,881.75	0.85	4.782	739	65.15
5.000 - 5.499	20	11,029,255.06	2.30	5.204	751	76.20
5.500 - 5.999	145	88,113,402.90	18.34	5.792	755	72.77
6.000 - 6.499	466	273,526,125.03	56.95	6.219	740	72.97
6.500 - 6.750	161	103,557,075.57	21.56	6.569	732	72.53
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average current rate, as of the cut-off date is approximately 6.180%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
316 - 359	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average remaining term, as of the cut-off date is approximately 356 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	364	227,386,642.10	47.34	6.165	745	70.28
Has Simultaneous Seconds	434	252,939,098.21	52.66	6.194	737	75.15
Total	798	480,325,740.31	100.00	6.180	741	72.84

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.85 - 15.00	1	510,000.00	0.11	6.500	797	10.85
15.01 - 20.00	3	2,291,213.67	0.48	5.941	778	17.65
20.01 - 25.00	2	1,300,000.00	0.27	5.875	731	23.65
25.01 - 30.00	5	2,642,938.91	0.55	6.144	750	27.19
30.01 - 35.00	5	2,416,445.74	0.50	6.198	753	33.43
35.01 - 40.00	6	4,317,179.40	0.90	6.205	766	37.63
40.01 - 45.00	12	8,044,667.71	1.67	6.117	719	43.27
45.01 - 50.00	14	9,645,740.29	2.01	6.242	743	48.75
50.01 - 55.00	17	10,812,417.79	2.25	6.199	751	52.77
55.01 - 60.00	21	16,032,187.58	3.34	6.259	737	58.04
60.01 - 65.00	41	39,866,632.56	8.30	6.175	754	63.16
65.01 - 70.00	58	47,343,588.57	9.86	6.173	746	68.77
70.01 - 75.00	76	54,531,930.92	11.35	6.214	742	74.24
75.01 - 80.00	514	270,619,634.44	56.34	6.170	738	79.65
80.01 - 85.00	3	1,682,455.14	0.35	6.409	699	84.00
85.01 - 90.00	13	5,297,793.71	1.10	6.063	750	89.82
90.01 - 95.00	7	2,970,913.88	0.62	6.494	680	94.75
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average original loan-to-value ratio is approximately 72.84%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.85 - 20.00	3	2,201,213.67	0.46	5.986	778	16.43
20.01 - 30.00	6	3,367,938.91	0.70	6.070	767	24.48
30.01 - 40.00	7	3,764,928.92	0.78	6.258	756	35.75
40.01 - 50.00	18	12,183,226.21	2.54	6.210	730	46.31
50.01 - 60.00	36	23,807,019.31	4.96	6.197	740	52.44
60.01 - 70.00	79	65,698,187.76	13.68	6.150	751	64.75
70.01 - 75.00	55	37,117,692.03	7.73	6.179	748	70.84
75.01 - 80.00	178	103,913,232.49	21.63	6.179	745	77.65
80.01 - 85.00	33	27,558,500.07	5.74	6.244	742	73.87
85.01 - 90.00	176	99,624,068.89	20.74	6.178	733	79.05
90.01 - 95.00	107	55,619,002.40	11.58	6.187	732	79.73
95.01 - 100.00	100	45,470,729.65	9.47	6.180	738	79.70
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average combined loan-to-value ratio is approximately 80.15%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Not Available	4	2,104,584.82	0.44	5.594	N/A	71.24
601 - 620	4	1,923,896.63	0.40	6.329	612	63.07
621 - 640	5	2,740,991.18	0.57	6.153	632	74.63
641 - 660	10	4,740,376.09	0.99	6.264	653	69.55
661 - 680	59	31,803,013.23	6.62	6.308	672	77.46
681 - 700	89	49,281,001.37	10.26	6.247	691	75.96
701 - 720	102	61,028,899.52	12.71	6.247	710	71.65
721 - 740	115	66,243,909.86	13.79	6.220	730	72.73
741 - 760	130	82,732,296.65	17.22	6.154	751	72.66
761 - 780	130	80,702,508.26	16.80	6.084	770	72.48
781 - 800	122	80,261,847.27	16.71	6.137	790	70.88
801 - 813	28	16,762,415.43	3.49	6.181	805	73.73
Total	798	480,325,740.31	100.00	6.180	741	72.84
The non-zero weighted average FICO, as of the cut-off date is approximately 741.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	427	256,083,888.75	53.31	6.221	740	74.07
Florida	56	28,884,087.26	6.01	6.167	744	74.46
New Jersey	29	18,855,494.10	3.93	6.204	729	77.65
New York	25	16,447,423.99	3.42	6.084	748	74.72
Illinois	22	13,759,456.86	2.86	6.147	741	62.37
Washington	24	13,682,124.83	2.85	6.276	748	73.60
Arizona	22	13,055,572.82	2.72	6.156	742	64.97
Virginia	23	12,938,028.97	2.69	5.888	760	78.38
Texas	17	11,555,131.06	2.41	5.958	745	63.21
Georgia	17	10,916,873.53	2.27	6.056	746	71.35
Colorado	14	9,690,563.31	2.02	6.179	743	68.94
Maryland	15	9,268,811.19	1.93	6.074	739	73.22
North Carolina	12	8,970,807.08	1.87	6.160	721	68.66
Connecticut	10	7,028,519.27	1.46	6.128	754	65.00
Massachusetts	12	6,728,748.52	1.40	6.009	740	72.47
Nevada	16	6,581,839.51	1.37	6.334	720	76.84
South Carolina	8	5,136,371.85	1.07	6.450	729	72.36
Pennsylvania	6	4,760,754.71	0.99	6.154	731	71.72
Hawaii	7	4,677,155.47	0.97	5.877	751	63.96
Oregon	7	3,999,096.23	0.83	6.201	751	64.20
Ohio	3	2,458,652.65	0.51	6.130	756	72.61
Montana	2	2,312,500.00	0.48	6.179	748	68.72
Minnesota	5	2,047,811.00	0.43	6.504	754	76.75
Delaware	2	1,488,500.00	0.31	6.093	765	66.00
Utah	4	1,417,994.68	0.30	6.269	740	76.45
Arkansas	1	1,200,000.00	0.25	6.000	753	63.16
Kansas	2	1,085,500.00	0.23	6.010	721	79.53
New Mexico	2	1,033,900.00	0.22	6.229	693	80.00
Rhode Island	1	868,200.00	0.18	6.125	770	78.93
Idaho	2	698,332.67	0.15	6.174	785	77.75
Wisconsin	1	617,200.00	0.13	6.125	670	79.13
Tennessee	1	600,000.00	0.12	6.375	714	42.86
Maine	1	574,000.00	0.12	6.250	755	74.06
District of Columbia	1	460,000.00	0.10	5.875	779	80.00
Missouri	1	442,400.00	0.09	6.250	776	80.00
Total	798	480,325,740.31	100.00	6.180	741	72.84

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	297	187,466,235.73	39.03	6.260	740	72.95
12-Month Treasury	501	292,859,504.58	60.97	6.130	742	72.77
Total	798	480,325,740.31	100.00	6.180	741	72.84

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Annually	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.225 - 2.500	296	186,017,235.73	38.73	6.257	739	72.94
2.501 - 2.750	502	294,308,504.58	61.27	6.132	742	72.78
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average gross margin, as of the cut-off date is approximately 2.556%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.000	798	480,325,740.31	100.00	6.180	741	72.84
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average periodic interest rate cap, as of the cut-off date is approximately 2.000%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
9.750 - 9.999	6	4,099,881.75	0.85	4.782	739	65.15
10.000 - 10.499	20	11,029,255.06	2.30	5.204	751	76.20
10.500 - 10.999	145	88,113,402.90	18.34	5.792	755	72.77
11.000 - 11.499	466	273,526,125.03	56.95	6.219	740	72.97
11.500 - 11.750	161	103,557,075.57	21.56	6.569	732	72.53
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average maximum gross rate, as of the cut-off date is approximately 11.180%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.225 - 2.500	295	185,466,329.25	38.61	6.258	739	72.89
2.501 - 2.750	503	294,859,411.06	61.39	6.132	742	72.81
Total	798	480,325,740.31	100.00	6.180	741	72.84
The weighted average minimum gross rate, as of the cut-off date is approximately 2.557%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2008-11	1	397,997.65	0.08	4.875	687	56.48
2009-05	1	165,045.02	0.03	4.875	720	80.00
2009-07	1	495,268.00	0.10	4.875	679	80.00
2009-12	1	500,000.00	0.10	4.750	709	40.95
2010-01	1	1,850,000.00	0.39	4.750	765	62.71
2010-05	5	3,186,652.05	0.66	4.946	754	73.84
2010-06	1	413,592.08	0.09	5.375	760	80.00
2010-08	1	960,000.00	0.20	5.875	761	80.00
2010-10	1	295,185.40	0.06	5.000	764	80.00
2011-06	9	3,944,862.97	0.82	6.137	722	66.40
2011-07	19	6,727,386.07	1.40	6.236	737	74.22
2011-08	17	9,650,501.30	2.01	6.127	733	69.25
2011-09	65	33,277,060.35	6.93	6.280	736	71.74
2011-10	10	4,825,903.60	1.00	6.288	707	63.14
2011-11	16	9,804,154.52	2.04	6.168	725	75.46
2011-12	6	1,475,370.58	0.31	6.184	655	81.83
2012-01	4	1,106,160.00	0.23	6.195	656	80.00
2012-02	11	2,635,532.82	0.55	6.012	732	79.46
2012-03	35	22,828,282.96	4.75	6.186	745	69.01
2012-04	58	37,399,496.18	7.79	6.210	736	71.87
2012-05	411	255,475,938.27	53.19	6.185	743	73.71
2012-06	124	82,911,350.49	17.26	6.233	746	72.76
Total	798	480,325,740.31	100.00	6.180	741	72.84

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	626	390,416,439.69	81.28	6.184	740	72.21
Condominium	160	82,403,634.64	17.16	6.157	746	75.18
Two to Four Family	8	5,257,100.00	1.09	6.341	747	78.78
Coop	4	2,248,565.98	0.47	5.940	765	82.56
Total	798	480,325,740.31	100.00	6.180	741	72.84

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	690	422,755,871.07	88.01	6.179	740	72.70
Second Home	93	49,624,589.58	10.33	6.165	749	73.39
Investor	15	7,945,279.66	1.65	6.336	741	77.05
Total	798	480,325,740.31	100.00	6.180	741	72.84

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	451	254,396,561.90	52.96	6.123	747	76.69
Rate/Term Refinance	207	135,271,193.25	28.16	6.234	732	69.86
Cash-Out Refinance	140	90,657,985.16	18.87	6.261	737	66.51
Total	798	480,325,740.31	100.00	6.180	741	72.84

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Verified Assets	425	257,230,231.33	53.55	6.222	738	73.04
Verified Income - Verified Assets	239	160,065,751.46	33.32	6.128	740	72.78
Stated Income - Stated Assets	124	58,264,490.45	12.13	6.138	758	71.82
Verified Income - Stated Assets	9	3,765,267.07	0.78	6.239	705	78.68
No Income - No Assets	1	1,000,000.00	0.21	6.250	713	69.44
Total	798	480,325,740.31	100.00	6.180	741	72.84

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	57	32,921,683.69	6.85	6.049	733	71.44
60	439	261,814,629.09	54.51	6.165	742	73.12
120	302	185,589,427.53	38.64	6.225	741	72.71
Total	798	480,325,740.31	100.00	6.180	741	72.84